Exhibit 23.1

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-159941 on Form S-8 and Registration Statement Nos. 333-163047 and 333-185650, as amended, on Form S-3 of CNB Financial Corporation of our report dated March 4, 2016 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Cleveland, Ohio

March 4, 2016